EXIBIT 8.1

                 SKADDEN, ARPS, SLATE, MEAGHER & FLOM, LLP
                             FOUR TIMES SQUARE
                            NEW YORK, NY 10036
                              (212) 735-3000



                                            November 8, 2001



Consumers Energy Company
212 West Michigan Avenue
Jackson, MI  49201

Morgan Stanley & Co. Incorporated
on behalf of itself and as Representative of the Underwriters
1585 Broadway
New York, NY 10036



                   Re:   Consumers Funding LLC
                         ---------------------

Ladies and Gentlemen:

                  In connection with the Registration Statement No. 333-47938 on Form S-3 relating to Consumers Funding LLC (the "Issuer") (as amended from time to time, the "Registration Statement") filed by the Issuer with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), which was declared effective by the SEC on October 24, 2001, you have requested our opinion regarding certain descriptions of tax consequences contained in the form of prospectus (the "Prospectus") and in the form of prospectus supplement (the "Prospectus Supplement") each of which is included in the Registration Statement. Capitalized terms not otherwise defined herein have the respective meanings assigned to such terms in the Registration Statement.

                  We have acted as special federal income tax counsel to the Issuer, in connection with (a) the sale to the Issuer of Consumers' Securitization Property, which is the property right created by Michigan's Customer Choice Act representing the irrevocable right of Consumers Energy Company ("Consumers") or its assignee to receive through Securitization Charges amounts sufficient to recover a portion of its Qualified Costs and
(b) the Issuer's issuance of Securitization Bonds (the "Securitization Bonds") which are supported by the Securitization Property and which are offered and sold pursuant to the Registration Statement (such offered Securitization Bonds, the "Offered Bonds"). The Offered Bonds are being issued under the Indenture dated as of November 8, 2001 substantially in the form filed as an exhibit to the Registration Statement (the "Indenture") between the Issuer and The Bank of New York, as trustee (the "Trustee"), as well as under the Series Supplement dated as of November 8, 2001 (the "Series Supplement") between the Issuer and the Trustee.

         In connection with our engagement, we have examined and relied upon the forms of the Revised and Restated Certificate of Formation of the Issuer and the Amended and Restated Limited Liability Company Agreement of the Issuer included as exhibits to the Registration Statement.

         Furthermore, we are familiar with the proceedings taken to date with respect to the authorization, issuance and sale of the Securitization Bonds and have examined originals or counterparts, or certified or other copies identified to our satisfaction as being true copies of the Registration Statement (including all amendments thereto), such certificates, instruments, documents and other corporate records of each of the Issuer and Consumers and matters of fact and law as we deem necessary for the purposes of the opinion expressed below.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements, represen tations, and certifications of officers and other representatives of the Issuer, Consumers, the Underwriters, and others.

         In rendering our opinion, we have also considered and relied upon the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations, and such other authorities as we have deemed appropriate, all as in effect as of the date hereof. In particular, we have relied on the private letter ruling addressed to Consumers dated November 15, 2000 with respect to the issuance of the Securitization Bonds. The statutory provisions, regulations and interpretations upon which our opinion is based are subject to changes, and such changes could apply retroactively. In addition, there can be no assurance that positions con trary to those stated in our opinion may not be taken by the Internal Revenue Service.

         We express no opinions as to the laws of any jurisdiction other than the federal income tax laws of the United States of America to the extent specifically referred to herein.

         Based upon and subject to the foregoing, we are of the following opinions:

         1. the Issuer will not be subject to United States federal income tax as an entity separate from Consumers;

         2. The Securitization Bonds will constitute debt of Consumers for federal income tax purposes; and

         3. the statements in the Prospectus under the heading "Material Income Tax Consequences for the Securitization Bonds-Material Federal Income Tax Consequences" subject to the qualifications set forth therein, to the extent they apply to holders of the Offered Bonds that are not U.S. persons (within the meaning of the Code), accurately describe the material federal income tax consequences to such holders under existing law and the as sumptions stated therein.

Furthermore, subject to the qualifications and assumptions set forth therein, we hereby adopt and confirm to you our opinion as set forth under the heading "Introduction-Tax Status" in the Prospectus Supplement and under the headings "Payments of Interest and Principal-Material Income Tax Considerations" and "Material Income Tax Consequences for the Securitization Bonds-Material Federal Income Tax Consequences" in the Prospectus.

                  The above-referenced description of federal income tax consequences applies only to the issuance of the Offered Bonds under the Indenture and the Series Supplement. Accord ingly, this description of federal income tax consequences may not be applicable to the issuance of any other series of bonds by the Issuer pursuant to the Registration Statement.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to Skadden, Arps, Slate, Meagher & Flom LLP under the heading "Intro duction-Tax Status" in the Prospectus Supplement and under the headings "Payments of Interest and Principal-Material Income Tax Considerations," "Various Legal Matters Relating to the Securitization Bonds" and "Material Income Tax Consequences for the Securitization Bonds-Material Federal Income Tax Consequences" in the Prospectus. We express no opinion with respect to the matters addressed in this opinion other than as set forth above. Further, this opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.


                                  Very truly yours,

                                  /s/ Skadden, Arps, Slate, Meagher & Flom LLP